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Exhibit 13.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Deutsche Telekom AG (the "Company"), does hereby certify, to such officer's knowledge, that:

        The Annual Report on Form 20-F for the year ended December 31, 2005, of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 14, 2006	Kai-Uwe Ricke Chairman of the Management Board

Dated: March 14, 2006	Dr. Karl-Gerhard Eick Deputy Chairman of the Management Board Finance and Controlling

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Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002